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Q4 2019 Worthington Industries Inc Earnings Call

EVENT DATE/TIME: JUNE 27, 2019 / 2:30PM GMT

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JUNE 27, 2019 / 2:30PM GMT, Q4 2019 Worthington Industries Inc Earnings Call

CORPORATE PARTICIPANTS

B. Andrew Rose Worthington Industries, Inc. - President

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

CONFERENCE CALL PARTICIPANTS

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

PRESENTATION

Operator

Good morning, and welcome to the Worthington Industries' Fourth Quarter Fiscal 2019 Earnings Conference Call. (Operator Instructions) This conference is being recorded at the request of Worthington Industries. If anyone objects, you may disconnect at this time. I'd like to introduce Marcus Rogier. Mr. Rogier, you may begin.

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

Thank you, Justin. Good morning, and welcome to our fourth quarter and fiscal year-end earnings call.

Before we begin, I'd like to remind everyone that certain statements made today are forward-looking within the meaning of the 1995 Private Securities Litigation Reform Act. These statements are subject to risks and uncertainties and could cause actual results to differ from those suggested. We issued our earnings release yesterday after the market close. Please refer to it for more details on those factors that could cause actual results to differ materially. This call is being recorded and will be made available later on our worthingtonindustries.com website.

On our call today are Chairman and CEO, John McConnell; President, Andy Rose; and Vice President and CFO, Joe Hayek. John has some opening comments.

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Thank you, Marcus, and thanks all of you for joining us today. Our fourth quarter was strong, capping off a year of resetting the table both in terms of our assets and our management team. We're excited about our position and our ability to drive future results. I'll turn the call over to Joe now.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thank you, John. Good morning, everybody. In Q4, we generated earnings of $0.66 per share versus $0.50 in the prior year period. There were a couple of unique items this quarter that included estimated inventory holding losses of $8.4 million or $0.11 per share in the current quarter compared to a gain of $18.3 million or $0.19 per share in Q4 of last year. And roughly, $8.5 million or $0.11 per share of impairment and restructuring charges related to our exiting the fuel systems business and writing down the value of our Chinese steel joint venture and certain Laser Welding assets in our majority-owned WSP joint venture. This compares to impairment charges of $52.9 million or $0.45 a share in Q4 of last year.

In addition, earlier this week, we reached an agreement, subject to closing conditions, to sell our cryogenics operations in Turkey. The closing of that transaction will not have a material impact on our financials, but our exits from these lines of business reflect a continuation of our strategy to exit these businesses and value streams that we deem noncore while focusing our efforts on investing in and profitably growing our business overall.

For the fiscal year, we generated earnings of $2.61 per share versus $3.09 last year. There were also 2 unique items in the full year to call out as follows: we estimated inventory holding losses were $4.4 million or $0.06 per share in the current year compared to a gain of $17.8 million or $0.18 per share in the prior year. And net earnings in the current year were adversely affected by $13 million or $0.17 per share due to a composite tank replacement program we initiated in Q3 within Pressure Cylinders.

Turning back to quarterly results. Consolidated net sales decreased by 8% to $939 million in Q4 from the prior year quarter due to lower

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JUNE 27, 2019 / 2:30PM GMT, Q4 2019 Worthington Industries Inc Earnings Call

direct shipments in Steel Processing and lower overall volumes in Pressure Cylinders, partially offset by higher average selling prices. Gross profit declined in the quarter by $37 million from Q4 last year to $126 million, driven primarily by lower direct volumes and the unfavorable impact of current quarter inventory holding losses versus prior year holding gains.

Our effective annual tax rate came in at 22% for the current year versus 4% in the prior year. In Pressure Cylinders, net sales were down 5%. However, excluding the impact of divestitures, sales were up slightly over Q4 of last year as higher average selling prices across our businesses coupled with improved volume and mix in the oil and gas business more than offset lower volumes in the Consumer and Industrial Products businesses. Excluding impairment and restructuring activity, Cylinders operating income was up from last year and operating margins increased quarter-over-quarter. We're pleased with our progress related to margin improvements in Cylinders as those initiatives were impactful during the quarter.

In Steel Processing, net sales of $584 million were down 10% from Q4 of 2018 due primarily to lower direct volumes. Total shipped tons were down 9.5% with direct shipments declining 15.1% and toll declining 1.5%. Direct tons were 55% of the mix compared to 59% in the prior year quarter. Volumes for the quarter were down significantly over the prior year due to unique market conditions in both periods. Last year in Q4, Section 232 steel tariffs had recently been announced and steel prices were rising rapidly, which we believe led customers to build inventories. Conversely, in the last few quarters, steel prices have been falling. We believe many of our customers have been destocking and holding low levels of inventory. In addition, in the current quarter, we did experience softness in automotive volumes due to the reduced North American auto builds year-over-year.

Operating income for Steel Processing of $15 million was down $33 million from Q4 last year, driven by a negative swing of almost $27 million in inventory holding gains and losses, $3 million of impairment charges and lower direct volumes. While we currently estimate that due to further decline in steel prices, we will have inventory holding losses in Q1 of 2020, we believe that our competitive position in the steel processing market has never been stronger. We are investing for growth and are focused on improving margins while we partner with and deliver innovative solutions to our customers.

In Engineered Cabs, net sales were up 18% over Q4 of 2018, driven by higher volumes and average selling prices. Cabs reported operating loss of $3.2 million was a $2.1 million improvement over the prior year and a $600,000 improvement sequentially.

Equity income from our joint ventures during the quarter was down $14.5 million driven by lower contributions across the portfolio. ClarkDietrich was down $3 million primarily due to decreased spreads as a result of declining steel prices. Equity income from WAVE was also down $2 million due to lower volumes, though WAVE's margins did increase year-over-year. In addition, our equity income was negatively impacted by a $4 million charge we took to write down the value of our $8 million investment in our Chinese steel strip joint venture.

We received $29 million in dividends from our unconsolidated JVs during the quarter, and we believe those businesses are executing on solid strategies that will lead to improved performance moving forward.

Turning to the cash flow statement and the balance sheet. Cash flow from operations was $71 million in the quarter. We spent $10 million on an acquisition, $24 million on capital projects, paid $13 million in dividends and paid $39 million to repurchase 1 million shares of our common stock. Yesterday, the Board declared a $0.24 per share dividend for the quarter, which is a $0.01 per quarter increase, just payable in September of 2019. This marks the ninth consecutive year we have increased our dividend.

Funded debt at quarter end was flat sequentially at $749 million. Interest expense of $9 million was down slightly from the prior year quarter, and we ended the quarter with consolidated cash of $92 million and $548 million available under our revolving credit facilities. Our adjusted EBITDA over the last 12 months, which includes the $13 million charge for the tank replacement program, was $330 million, and our net debt to trailing EBITDA leverage ratio is roughly 2x.

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JUNE 27, 2019 / 2:30PM GMT, Q4 2019 Worthington Industries Inc Earnings Call

At this point, I will turn it over to Andy.

B. Andrew Rose Worthington Industries, Inc. - President

Thanks, Joe. Good morning, everyone. Fiscal 2019 was a challenging year for us, primarily driven by the steel tariffs enacted in early 2018. Rather than dwell on things we cannot control, we used the time to position ourselves for the future on a number of fronts. As a result of these efforts, we finished the fiscal year with a solid quarter and a lot of enthusiasm for where we are headed.

We have a lot to be excited about at Worthington. Our strategic planning process has been completed and there are a number of initiatives that are delivering value today and will continue to do so for years to come. First, our transformation playbook has been refocused into a business system that combines standard metrics and performance management, lean tools for optimizing value streams and agile teams to attack big opportunities. We have multiple innovation teams that have developed meaningful pipelines of new products that are beginning to launch in the marketplace. We believe that our ability to differentiate with new products and new services will create meaningful separation for us from our competitors and deliver results to the bottom line.

And while the M&A market remains expensive, we have increased the size and experience level of our team here so that we are ready when the right opportunities arise. We continue to generate strong cash flow and used a portion to purchase another 1 million shares of our stock this quarter at attractive levels. We are also taking the opportunity to clean up our underperforming assets. Several of those moves resulted in small impairments this quarter, and we will continue this effort until all of our businesses meet our goals for EBITDA growth and return on capital.

We have used this year well to reposition Worthington Industries for growth. We have a number of talented leaders in new roles adding fresh ideas to our business strategies and the best workforce enabling our success. We are on the right path to achieving new levels of performance. Thank you for your continued support of Worthington.

Marcus A. Rogier Worthington Industries, Inc. - IR Officer & Treasurer

At this point, we'll turn it back over to the operator to open the line for questions.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) And first up in queue, it looks like we have the line of Martin Englert of Jeffries.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Hi, good morning everyone.

B. Andrew Rose Worthington Industries, Inc. - President

Good morning.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

In the fiscal 1Q, can you discuss the possible magnitude of the inventory holding losses that you'd expect in Steel Processing?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes. Other than to stay that we do expect them, and we don't think it'll be materially different than it was in Q4, the swing is really going to be the challenge in that we had roughly $14 million of gains in Q1 of fiscal '19. Prices went down another $40 yesterday. We're not steel price prognosticators, but folks have suggested that $500 may be near the bottom. We'll see.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Thanks for the color there. Okay. And then just looking at Cylinders volumes, specifically Consumer Products. It was a little bit weaker maybe than I had anticipated here looking at sequential moves. Can you just discuss some of the demand trends that you're seeing, maybe into fiscal 1Q here, and the cadence of activity?

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JUNE 27, 2019 / 2:30PM GMT, Q4 2019 Worthington Industries Inc Earnings Call

B. Andrew Rose Worthington Industries, Inc. - President

Yes. I mean Cylinders, there's obviously a lot going on in those volume numbers. The biggest driver there of the swings is typically the Consumer Products side, the 16-ounce camping cylinder, et cetera. And so I think when you get a little bit of softness in that marketplace, that drops the volumes. But I would say, overall, most of the end markets there are doing reasonably well with a few exceptions, so I don't -- we don't have a whole lot of concern there.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Okay. And would you be able to highlight the markets that were maybe lagging or contracting a little bit within Consumer?

B. Andrew Rose Worthington Industries, Inc. - President

A few of our industrial gas markets are a little bit soft. The other thing that Joe touched on is, when you have declining steel prices, folks that are buying on the spot market will delay their purchases, hoping to obviously get lower price as a result of that, so we get a little of that in Cylinders as well.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

And you had some successful price initiatives, if I recall, from the prior quarter that were flowing through in this quarter. Can you talk about the sustainability there?

B. Andrew Rose Worthington Industries, Inc. - President

Yes. I -- there's pretty good momentum there. The transformation effort overall in Cylinders is really starting to mature and gain momentum. And one of the big components of that is, as we put pricing desks in place and we become much more sophisticated in terms of our strategies there, so -- I think what we're doing there is sustainable, and hopefully, good things to come in the future there.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Thanks for all of that detail. Okay. If I could, one last one on some modeling items. CapEx budget for the year and tax rate?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Not really comfortable disclosing that. I don't think CapEx will be materially different than it's been historically. I don't anticipate significant changes in the tax rate either. But nothing more specific than that. I apologize.

Martin John Englert Jefferies LLC, Research Division - Equity Analyst

Ok, no worries. Thanks for all of the details there and congratulations on results in light of the fundamental headwinds.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Thanks very much.

Operator

Next in queue is the line of John Tumazos of John Tumazos Independent.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Good morning. This is John Tumazos or something like that.

B. Andrew Rose Worthington Industries, Inc. - President

Good morning, John.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Tell me a little bit about the cryogenics sale. Are you selling the plant to somebody that's going to compete with your other cryogenics tank operations?

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JUNE 27, 2019 / 2:30PM GMT, Q4 2019 Worthington Industries Inc Earnings Call

B. Andrew Rose Worthington Industries, Inc. - President

We are not. Fundamentally, when we invested in that business a number of years ago, things were different. We were at $100 and $110 a barrel of oil, and I think the outlook for that business was different. I also think, Turkey, obviously, what's gone on there has made it difficult to operate. So we will continue our operations here in the U.S. And what they did there in Turkey, to be honest, John, some niche markets and products that really aren't directly competing with what we're doing here in the U.S.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

But you're still selling cryogenic cylinders tanks?

B. Andrew Rose Worthington Industries, Inc. - President

That is correct, yes.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

And the new owner is going to do it?

B. Andrew Rose Worthington Industries, Inc. - President

The new owner. I'm not sure I'm following you.

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

John, it's Joe. That business is very unique relative to our other businesses as are their geographies. So there won't be any competitive question.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Could you have gotten as much money just dismantling the plant and selling its specialty steel, its high-value scrap?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

We believe this is the best outcome for us and everybody involved.

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

I hope that your discount rate in non-U.S. transactions is at least 5x as much as your discount rate in U.S. transactions?

B. Andrew Rose Worthington Industries, Inc. - President

We certainly appreciate that and I would...

John Charles Tumazos John Tumazos Very Independent Research, LLC - President and CEO

Let me continue. They play a game called jerk around the foreigner, where, just as an example, Normandy had a gold mine near Izmir. And the Australian company couldn't use cyanide, but the Turk that bought it for chump change could use cyanide. And you're also writing down your deal in China. Whenever like Freeport has trouble in Indonesia, I root for them to dynamite the plant, and then that earned more in Arizona. But it's just you get jerked around a lot less in Columbus, Ohio than you do overseas. I'm a shareholder and I love you.

B. Andrew Rose Worthington Industries, Inc. - President

Thank you, John.

Operator

(Operator Instructions) Next we have the line of Phil Gibbs of KeyBanc Capital Markets.

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JUNE 27, 2019 / 2:30PM GMT, Q4 2019 Worthington Industries Inc Earnings Call

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

That was super interesting, that last 5 minutes. My question is really on WAVE to start. I think you said that volumes were a little bit weak in the quarter versus last year. Just any visibility you guys have to order trends or seasonality? How do we think that, that business bridges into the next quarter?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Sure. Phil, it's Joe. Last year during Q4, WAVE had announced a price increase that took effect in June, and so we would believe that people bought ahead of that price increase. And so we had a little bit of lumpiness and probably some of Q1 last year got brought into Q4. That market isn't growing by default very rapidly. They have a number of initiatives on the new product front that are smaller pieces of their base today, but growing much more rapidly than the core grid market. But we don't worry about WAVE's volumes moving forward.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Okay. Nice. Andy, I think you commented on M&A multiples. Any signs that we're moving more toward a little bit -- toward normalcy? Or is this recent move higher on the stock market given everybody pumped up just again and holding their ground?

B. Andrew Rose Worthington Industries, Inc. - President

Yes. I would say it's steady as she goes, Phil. I mean the market is pretty good. The financing markets are readily available, and so I think there's plenty of buyers out there. So I think that's supporting a pretty strong multiple environment. It doesn't mean we're not looking and we aren't seeing things we like. It's just, we're -- we spent last year really refocusing ourselves, cleaning up our core operations. And I think now we're -- Joe has done a nice job of really building some more expertise on his team and I would say we're kind of ready to go now and that being said, we're going to continue to be price-sensitive to a certain degree. We're not going to go crazy because a lot of companies are at or near peak earnings and we're at or near peak multiples. So when you do that, you better be the best buyer and you better have a lot of synergies. And if not, then you might be better served to saving your dollars for a little bit better environment.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Makes sense. I think I had one more question. One was on the oil and gas side for Cylinders. Volumes picked up a bit I think relative to what we were expecting, which is a good sign. Any color in terms of how that business looks moving forward? And whether or not you all were EBIT positive in the quarter?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Yes. Run rate at the end of the quarter was very good and trending in that direction, Phil. And they have -- it's a smaller business, as you know, $100 million or so for us. But in their markets, a fair amount of momentum, still going to be subject to fluctuations in oil prices. But lots of good momentum and some innovation that they have brought to the market. So we feel reasonably good about certainly the next few quarters for them on a year-over-year basis.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

And were you all profitable in the quarter on an (inaudible)?

Joseph B. Hayek Worthington Industries, Inc. - VP & CFO

Last -- I mean, it depends on allocations and everything else, but the last couple of months, Phil.

Philip Ross Gibbs KeyBanc Capital Markets Inc., Research Division - VP and Equity Research Analyst

Ok, thanks so much.

Operator

(Operator Instructions) At this time, we have no one queuing by phone for us.

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JUNE 27, 2019 / 2:30PM GMT, Q4 2019 Worthington Industries Inc Earnings Call

John P. McConnell Worthington Industries, Inc. - Chairman of the Board & CEO

Okay. Thank you very much again for joining us today. Again, we're very pleased with the team we have in place and our look at our future results coming forward. So we look forward to seeing you at the end of the first quarter. Thanks.

Operator

So ladies and gentlemen, that does conclude the presentation for this morning. We thank you very much for all of your participation and using our executive teleconference service. You may now disconnect.

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